UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Explanatory Note: This current report on Form 8-K/A amends the current report on Form 8-K (the “Original Form 8-K”) filed by American Bio Medica Corporation (the “Company”) with the U.S. Securities and Exchange Commission on January 22, 2013. The Original Form 8-K erroneously omitted a portion of Monarch Capital Group LLC’s finder’s fee compensation in connection with the three-year Loan and Security Agreement (“LSA”) with Imperium Commercial Finance, LLC (“Imperium”), a new Senior Lender of the Company. The 5th paragraph of Item 1.01 of the Original Form 8-K should read as follows (all other portions of the Original Form 8-K remain unchanged):

On the Closing Date, the Company paid a closing fee of $10,000 to Imperium, and granted Imperium a 7-year warrant to purchase 2,000,000 common shares of the Company at an exercise price of $0.18 (the “Imperium Warrant”). The Company also paid an early termination fee of $25,000 to Medallion on the Closing Date, and a finder’s fee of 3% of the gross proceeds from the Imperium financing, or $60,000, to Monarch Capital Group, LLC (“Monarch”). As part of their compensation, the Company also issued Monarch a 5-year warrant representing 3% of the Imperium Warrant, or a 5-year warrant to purchase 60,000 common shares of the Company, also at a strike price of $0.18 (the “Monarch Warrant”). Both the Imperium Warrant and the Monarch Warrant are immediately exercisable, have anti-dilution provisions and permit cashless exercise. The Imperium Warrant and the Monarch Warrant will be valued using the Black-Scholes pricing model.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: February 7, 2013	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Executive Vice President
Chief Compliance Officer
Corporate Secretary